EXHIBIT 1.2


                       FIRST HORIZON ASSET SECURITIES INC.

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-AA5

                                 TERMS AGREEMENT
                                 ---------------
                           (to Underwriting Agreement,
                             dated October 25, 2004
                    between the Company and the Underwriter)


First Horizon Asset Securities Inc.                           New York, New York
4000 Horizon Way                                                October 25, 2004
Irving, Texas  75063

         Credit Suisse First Boston LLC (the "Underwriter") agrees, subject to the terms and provisions herein and of the captioned Underwriting Agreement (the "Underwriting Agreement"), to purchase such Classes of Series 2004-AA5 Certificates specified in Section 2(a) hereof (the "Offered Certificates"). This letter supplements and modifies the Underwriting Agreement solely as it relates to the purchase and sale of the Offered Certificates described below. The Series 2004-AA5 Certificates are registered with the Securities and Exchange Commission by means of an effective Registration Statement (No. 333-110100). Capitalized terms used and not defined herein have the meanings given them in the Underwriting Agreement.

         Section 1. The Mortgage Pool: The Series 2004-AA5 Certificates shall evidence the entire beneficial ownership interest in two pools (each, a "Mortgage Pool") of conventional, adjustable rate, fully amortizing, one- to four-family residential mortgage loans (the "Mortgage Loans") having the following characteristics as of October 1, 2004 (the "Cut-off Date"):

                  (a)  Aggregate   Principal   Amount  of  the  Mortgage  Pools:
         $290,013,158 aggregate principal balance as of the Cut-off Date, subject to an upward or downward variance of up to 5%, the precise aggregate principal balance to be determined by the Company.

                   (b) Original Terms to Maturity: The original term to maturity of each Mortgage Loan included in Pool I and Pool II shall be 360 months.

         Section 2. The Certificates: The Offered Certificates shall be issued as follows:

                  (a) Classes: The Offered Certificates shall be issued with the following Class designations, interest rates and principal balances, subject in the aggregate to the variance referred to in Section 1(a):

                        Principal           Interest            Class Purchase
Class                    Balance              Rate             Price Percentage
-----                   ---------           --------           ----------------
I-A-1                $185,031,000.00       Variable(1)          101.942580000%
I-A-R                $        100.00       Variable(1)          101.942580000%
II-A-1               $ 87,581,000.00       Variable(1)          102.473856000%
II-A-2               $ 87,581,000.00(2)    Variable(1)            0.973856000%
B-1                  $  8,120,000.00       Variable(1)          101.255046000%
B-2                  $  3,190,000.00       Variable(1)          100.098738000%
B-3                  $  1,885,000.00       Variable(1)           97.301724000%

--------
(1) The interest rates for the Offered Certificates are variable and will be calculated as described in the Prospectus Supplement.

(2)      Indicates the notional amount of such interest only class.

                  (b)  The   Offered   Certificates   shall   have  such   other
         characteristics as described in the related Prospectus.

         Section 3. Purchase Price: The Purchase Price for each Class of the Offered Certificates shall be the Class Purchase Price Percentage therefor (as set forth in Section 2(a) above) of the initial Class Certificates Principal Balance thereof plus accrued interest at the per annum initial interest rate applicable thereto from and including the Cut-off Date up to, but not including, October 29, 2004 (the "Closing Date").

         Section 4. Required Ratings: The Offered Certificates shall have received Required Ratings of (i) at least "AAA" from Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" from Moody's Investors Service, Inc. ("Moody's) in the case of the Class I-A-1, Class II-A-1 and Class II-A-2, (ii) at least "AAA" from S&P in the case of the Class I-A-R Certificates, (iii) at least "AA" from S&P, in the case of the Class B-1 Certificates, (iv) at least "A" from S&P, in the case of the Class B-2 Certificates and (iv) at least "BBB" from S&P, in the case of the Class B-3 Certificates.

         Section 5. Tax Treatment: One or more elections will be made to treat the assets of the Trust Fund as a REMIC.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Underwriter and the Company.

                                                Very truly yours,


                                                CREDIT SUISSE FIRST BOSTON LLC


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.



FIRST HORIZON ASSET SECURITIES INC.


By:
   -----------------------------------
   Name:
   Title:



FIRST HORIZON HOME LOAN CORPORATION


By:
   -----------------------------------
   Name:
   Title: